UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 23, 2021

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Due 2029

On June 23, 2021, Energizer Gamma Acquisition B.V. (the “Issuer”), a wholly owned subsidiary of Energizer Holdings, Inc., a Missouri corporation (the “Company”), completed the issuance and sale of €650 million aggregate principal amount of 3.500% Senior Notes due 2029 (the “Notes”), as contemplated by the Purchase Agreement, dated June 9, 2021 (the “Purchase Agreement”), by and among the Issuer, BofA Securities Europe SA, as representative of the purchasers listed therein (the “Initial Purchasers”), the Company and the other guarantors party thereto. The Notes were issued pursuant to an indenture, dated as of June 23, 2021 (the “Indenture”), among the Company, the guarantors party thereto from time to time, The Bank of New York Mellon Trust Company, N.A., as trustee and registrar (the “Trustee”), and The Bank of New York Mellon, London Branch, as paying agent.

The net proceeds of the offering, together with cash on hand, are being used by the Issuer to (i) satisfy and discharge the Issuer’s €650 million aggregate principal amount 4.625% Senior Notes due 2026 (the “2026 Notes”), and (ii) pay fees and expenses related to the offering of the Notes and refinancing of the 2026 Notes.

The Notes were sold to the Initial Purchasers pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Issuer did not register the issuance of the Notes under the Securities Act because such issuance did not constitute a public offering. The Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States to qualified investors in reliance on Regulation S) under the Securities Act. The Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

Interest and Maturity

The Notes accrue interest at a rate of 3.500% per annum and will mature on June 30, 2029.

Guarantees

The Notes are guaranteed, jointly and severally, on an unsecured basis, by the Company and each of the Company’s domestic restricted subsidiaries that is a borrower or a guarantor under the credit agreement dated December 22, 2020, by and among the Company, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended from time to time (the “Credit Agreement”).

Optional Redemption

The Issuer will have the option to redeem some or all of the Notes at any time on or after June 30, 2024, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to, but excluding, the date of redemption.  The Issuer will also have the option to redeem some or all of the Notes at any time before June 30, 2024, at a redemption price of 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In addition, at any time before June 30, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price of 103.500% of the principal amount of the Notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of Control

If the Company or Issuer experiences a specific change of control event, the Issuer may be required to offer to purchase the Notes at 101% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.  The ability of the Issuer to purchase the Notes upon a change of control may be limited by the terms of the Credit Agreement.

Asset Sales

If the Company or its Restricted Subsidiaries (as defined in the Indenture) sells certain assets, under certain circumstances the Issuer may be required to offer to purchase the Notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries, including the Issuer, to:

•	incur additional debt or issue certain preferred stock;
•	pay dividends or repurchase or redeem capital stock or make other restricted payments;
•	limit dividends or other payments by the Company’s Restricted Subsidiaries to the Issuer, the Company or the other subsidiary guarantors;
•	incur liens;
•	enter into certain types of transactions with the Company’s affiliates; and
•	consolidate or merge with or into other companies.

These and other covenants that are contained in the Indenture are each subject to important exceptions and qualifications.

Covenant Suspension

During any period of time that the ratings assigned to the Notes by both of Moody’s Investors Service, Inc. and S&P Global Ratings are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, the Company and its Restricted Subsidiaries (including the Issuer) will not be subject to most of the covenants discussed above pursuant to the Indenture. In the event that the Company and its Restricted Subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such ratings agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the level set forth above, then the Company and the Company’s Restricted Subsidiaries will thereafter again be subject to such covenants, but any actions taken during such suspension will not result in an event of default.

Default

The Indenture provides for customary events of default. Generally, if an event of default occurs (subject to certain exceptions), the Trustee, acting at the direction of the registered holders of not less than 30% in aggregate principal amount of the then-outstanding Notes may declare all the Notes to be due and payable immediately.

General

Copies of the Indenture and the form of Notes are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the Initial Purchasers and the Trustee or their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 23, 2021, the Company issued a press release announcing the completion of the offering of the Notes and related matters. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto:

Exhibit Number	Description of Exhibit

4.1
Indenture, dated as of June 23, 2021, by and among Energizer Gamma Acquisition B.V., the Guarantors party thereto from time to time, The Bank of New York Mellon Trust Company, N.A., as Trustee and Registrar, and The Bank of New York Mellon, London Branch, as Paying Agent.

4.2	Form of 3.500% Senior Notes due 2029 (included in Exhibit 4.1).

99.1	Press Release of Energizer Holdings, Inc. dated as of June 23, 2021.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File, formatted in iXBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

	By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: June 23, 2021